                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                                 FINANCIAL STATEMENTS




                                      Contents
                                      --------



                                                                   Page
                                                                   ----

Independent Auditor's Report                                        F1

Balance Sheets                                                      F3

Statements of Operations                                            F5

Statements of Stockholders' Equity (Definciency)                    F6

Statements of Cash Flows                                            F14

Notes to Financial Statements                                       F16

                                                                    [LETTERHEAD]



                             INDEPENDENT AUDITORS' REPORT



Board of Directors
Material Technology, Inc.
(Formerly Tensiodyne Scientific Corporation)
Los Angeles, California



We have audited the accompanying balance sheets of Material Technology, Inc. (Formerly Tensiodyne Scientific Corporation) (A Development Stage Company) as of December 31, 1996 and 1995, and the related statements of operations, cash flows, and stockholders' equity (deficit) for each of the three years in the period ended December 31, 1996, and for the period from January 1, 1991, through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. Statements of operations and cash flows for the period from October 21, 1983 (inception) through December 31, 1990, (with the exception of 1989 which was unaudited) were audited by other auditors whose reports dated on various dates, expressed unqualified opinions including an explanatory paragraph, as discussed in Note 3, regarding the Company's ability to continue as a going concern.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Material Technology, Inc. (Formerly Tensiodyne Scientific Corporation) as of December 31, 1996, and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and for the period from January 1, 1991 through December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Jonathon P. Reuben
--------------------------
Jonathon P. Reuben,
Certified Public Accountant
Calabasas, California
June 12, 1997

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                                    BALANCE SHEETS

                                        ASSETS

                                        December 31,             March 31,
                                       1995         1996           1997
                                    -----------  ----------    -------------
                                                                (Unaudited)
CURRENT ASSETS
  Cash and Cash Equivalents       $    1,226   $       --    $       2,783
  Accounts Receivable                     --           --            4,555
  Prepaid Expenses                        --        6,472            5,848
                                    -----------  ----------    -------------
    TOTAL CURRENT ASSETS               1,226        6,472           13,186
                                    -----------  ----------    -------------

FIXED ASSETS
  Property and Equipment, Net
      of Accumulated Depreciation    100,958       98,016           97,318
                                    -----------  ----------    -------------

OTHER ASSETS
    Investments                           --       55,200           13,800
    Intangible Assets, Net of
      Accumulated Amortization        22,658       20,669           20,172
  Note Receivable (Including
    Accrued Interest)                 23,661       25,753           25,753
  Refundable Deposit                   2,189        2,189            2,189
                                    -----------  ----------    -------------

    TOTAL OTHER ASSETS                48,508      103,811           61,914
                                    -----------  ----------    -------------

    TOTAL ASSETS                  $  150,692   $  208,299    $     172,418
                                    -----------  ----------    -------------
                                    -----------  ----------    -------------

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                                    BALANCE SHEETS


                                                  LIABILITIES AND STOCKHOLDERS'  (DEFICIT)

                                                                                               December 31,            March 31,
                                                                                           1995            1996         1997
                                                                                         ------------   -----------   ----------
                                                                                                                    (Unaudited)
CURRENT LIABILITIES
  Bank Overdraft                                                                                 --   $     2,422    $       --
  Legal Fees Payable                                                                        111,343       128,191       126,835
  Other Accounts Payable                                                                     18,185        33,221        39,687
  Accrued Officers Salary                                                                   172,000       372,000        45,000
  Accrued Payroll Taxes                                                                      12,051        19,124        22,656
  Loan Payable - Officer                                                                     23,272        56,846        12,846
  Loans Payable-Others                                                                       84,439        32,627        32,627
  Payable on Research and
     Development Sponsorship                                                                188,495       188,495       188,495
                                                                                         ------------   -----------   ----------

    TOTAL CURRENT LIABILITIES                                                               609,785       832,926       468,146

Loan Payable - Officer                                                                      113,268       122,698            --
Loans Payable - Other                                                                        60,829        90,893        25,000
                                                                                         ------------   -----------   ----------

    TOTAL LIABILITIES                                                                       783,882     1,046,517       493,146
                                                                                         ------------   -----------   ----------

REDEEMABLE PREFERRED STOCK
  Class B Preferred Stock, $.001 Par Value
     Authorized 510 Shares, Outstanding 15 Shares at December
     31, 1996; Redeemable at $10,000 Per Share After January 31, 2002                       150,000       150,000       150,000
                                                                                         ------------   -----------   ----------

STOCKHOLDERS' (DEFICIT)
  Class A Common Stock, $.001 Par Value, Authorized 10,000,000
     Shares, Outstanding 2,157,880 Shares at December 31, 1995,
      2,580,546 Shares at  December 31, 1996, and 5,000,000 Shares at March 31, 1997          2,157         2,580         5,000
  Class B Common Stock, $.001 Par Value, Authorized 300,000
     Shares, Outstanding 60,000 Shares                                                           60            60            60
  Class A Preferred, $.001 Par Value, Authorized 900,000 Shares
     Outstanding 350,000 Shares                                                                 350           350           350
  Additional Paid in Capital                                                              1,763,698     1,799,181     2,459,354
  Less Notes and Subscriptions Receivable - Common Stock                                    (14,720)      (14,720)      (36,464)
  Deficit Accumulated During the Development Stage                                       (2,380,135)   (2,830,869)   (2,912,828)
  Unrealized Holding Gain on Investment Securities                                               --        55,200        13,800
                                                                                         ------------   -----------   ----------

  TOTAL STOCKHOLDERS' (DEFICIT)                                                            (783,190)     (988,218)     (470,728)
                                                                                         ------------   -----------   ----------

   TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                                       $    150,692   $   208,299   $   172,418
                                                                                         ------------   -----------   ----------
                                                                                         ------------   -----------   ----------


                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                               STATEMENTS OF OPERATIONS

                                                                                                                   From Inception
                                                                                    For the Three Months Ended   (October 21, 1983)
                                                                                              March 31,             Through
                                                    1994         1995        1996         1996          1997      March 31, 1997
                                                 -----------   ----------   ---------  -----------   ----------   ----------------
                                                                                       (Unaudited)   (Unaudited)   (Unaudited)

 REVENUES
  Sale of Fatigue Fuses                          $      --     $     --     $    --    $      --     $     --     $      64,505
  Sale of Royalty Interests                             --           --          --           --           --           198,750
  Research and Development Revenue                      --           --          --           --         4,555          717,135
  Test Services                                         --           --          --           --           --            10,870
                                                 -----------   ----------   ---------  -----------   ----------   ----------------
    TOTAL REVENUES                                      --           --          --           --         4,555          991,260
                                                 -----------   ----------   ---------  -----------    ---------   ----------------
COSTS AND EXPENSES
  Research and Development                           83,360       15,104      10,700          --         4,555        1,512,851
  General and Administrative                        295,488      188,745     472,486      150,541       83,094        2,233,602
                                                 -----------   ----------   ---------  -----------    ---------   ----------------
    TOTAL COSTS AND EXPENSES                        378,848      203,849     483,186      150,541       87,649        3,746,453
                                                 -----------   ----------   ---------  -----------    ---------   ----------------
    INCOME (LOSS) FROM OPERATIONS                  (378,848)    (203,849)   (483,186)    (150,541)     (87,649)      (2,755,193)
                                                 -----------   ----------   ---------  -----------    ---------   ----------------

OTHER INCOME (EXPENSE)
  Expense Reimbursed                                    --           --       12,275                     1,135           (5,392)
  Interest Income                                     1,785        1,928       2,427          507           --           39,487
  Miscellaneous Income                                   --        4,375          --           --           --           25,145
  Loss on Sale of Equipment                              --          --           --           --           --          (12,780)
  Settlement of Teaming Agreement                        --          --           --           --           --           50,000
  Litigation Settlement                                  --           --          --           --           --           18,095
  Gain on Sale of Stock                                  --           --      17,750        9,656           --           17,750
                                                 -----------   ----------   ---------  -----------    ---------   ----------------
    TOTAL OTHER INCOME                                1,785        6,303      32,452       10,163        1,135          132,305
                                                 -----------   ----------   ---------  -----------    ---------   ----------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEMS AND PROVISION FOR INCOME TAXES             (377,063)    (197,546)   (450,734)    (140,378)     (81,959)      (2,622,888)
PROVISION FOR INCOME TAXES                             --           --            --           --           --           (7,000)
                                                 -----------   ----------   ---------  -----------    ---------   ----------------
    NET INCOME (LOSS) BEFORE
      EXTRAORDINARY ITEMS                          (377,063)    (197,546)   (450,734)    (140,378)     (81,959)      (2,629,888)
 EXTRAORDINARY ITEMS
  Forgiveness of Debt                               --            --              --           --           --         (289,940)
  Utilization of Operating  Loss Carry forward         --           --            --           --           --            7,000
                                                 -----------   ----------   ---------  -----------    ---------   ----------------
    NET INCOME (LOSS)                           $  (377,063) $  (197,546) $ (450,734) $  (140,378)  $  (81,959)  $   (2,912,828)
                                                 -----------   ----------   ---------  -----------    ---------   ----------------
                                                 -----------   ----------   ---------  -----------    ---------   ----------------

PER SHARE DATA
  Income (Loss) Before Extraordinary Item                                 $    (0.17)
  Extraordinary Items                                                              -
                                                                           ---------
    NET INCOME (LOSS)                                                     $    (0.17)
                                                                           ---------
                                                                           ---------
  COMMON SHARES OUTSTANDING                                                2,580,546
                                                                           ---------
                                                                           ---------

         See accompanying notes and independent accountants' report.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                    STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
          FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997


                                    Class A Common      Class B Common      Class A Preferred Stock  Class B Preferred Stock
                                 -------------------   -------------------  -----------------------  -----------------------
                                    Shares                Shares                  Shares                   Shares
                                  Outstanding  Amount   Outstanding  Amount    Outstanding  Amount      Outstanding  Amount
                                  -----------  ------   -----------  ------    -----------  ------      -----------  ------
Initial Issuance of Common Stock,
   October 21, 1983                   2,408    $    2            --  $   --           --    $   --            --     $   --
Adjustment to Give Effect
  to Recapitalization on
  December 15, 1986
  Cancellation of Shares             (2,202)       (2)           --       --          --         --            --         --
                                     ------     -----         -----    -----       -----    -------       -------      -----
                                        206         0            --       --          --         --            --         --
Balance, October 21, 1983
  Shares Issued By Tensiodyne
   Corporation in Connection
   With Pooling of Interests         42,334        14            --       --          --         --            --         --
Net (Loss), Year Ended
 December 31, 1983                       --        --            --       --          --         --            --         --
                                     ------     -----         -----    -----       -----    -------       -------      -----
Balance, January 1, 1984             42,540        14            --       --          --         --            --         --
  Capital Contribution                   --        28            --       --          --         --            --         --
  Issuance of Common Stock            4,815         5            --       --          --         --            --         --
  Costs Incurred in Connection
   with Issuance of Stock                --        --            --       --          --         --            --         --
 Net (Loss), Year Ended
  December 31, 1984                      --        --            --       --          --         --            --         --
                                     ------     -----         -----    -----       -----    -------       -------      -----
                                                         Deficit
                                                       Accumulated
                                        Capital         During the
                                     in Excess of      Development
                                       Par Value          Stage           Total
                                     ------------      -----------        -----
Initial Issuance of Common Stock,
   October 21, 1983                  $      2,498      $        --      $  2,500
Adjustment to Give Effect
  to Recapitalization on
  December 15, 1986
  Cancellation of Shares                       (2)              --            --
                                          -------         --------      --------
                                            2,496               --         2,500
Balance, October 21, 1983
  Shares Issued By Tensiodyne
   Corporation in Connection
   With Pooling of Interests                4,328               --         4,342
Net (Loss), Year Ended
 December 31, 1983                             --           (4,317)       (4,317)
                                          -------         --------      --------
Balance, January 1, 1984                    6,824           (4,317)        2,520
  Capital Contribution                     21,727               --        21,755
  Issuance of Common Stock                 10,695               --        10,700
  Costs Incurred in Connection
   with Issuance of Stock                  (2,849)              --        (2,849)
 Net (Loss), Year Ended
  December 31, 1984                            --          (21,797)      (21,797)
                                          -------         --------      --------


         See accompanying notes and independent accountants' report.
                                    F-6

                         MATERIAL TECHNOLOGY, INC.
                 (Formerly Tensiodyne Scientific Corporation)
                       (A Development Stage Company)
               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
      FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997


                                     Class A Common       Class B Common      Class A Preferred Stock  Class B Preferred Stock
                                  -------------------   -------------------   -----------------------  -----------------------
                                    Shares                Shares                  Shares                   Shares
                                  Outstanding  Amount   Outstanding  Amount    Outstanding  Amount      Outstanding  Amount
                                  -----------  ------   -----------  ------    -----------  ------      -----------  ------
Balance, January 1, 1985           47,355        47            --       --          --         --            --         --
 Shares Contributed Back
   to Company                        (315)       (0)           --       --          --         --            --         --
 Capital Contribution                  --        --            --       --          --         --            --         --
 Sale of 12,166 Warrants at
  $1.50 Per Warrant                    --        --            --       --          --         --            --         --
 Shares Cancelled                  (8,758)       (9)           --       --          --         --            --         --
 Net (Loss), Year Ended
  December 31, 1985                    --        --            --       --          --         --            --         --
                                  -------       ---       -------  -------     -------     ------       -------    -------
Balance, January 1, 1986           38,282        38            --       --          --         --            --         --
  Net (Loss), Year Ended
   December 31, 1986                   --        --            --       --          --         --            --         --
                                  -------       ---       -------  -------     -------     ------       -------    -------
Balance, January 1, 1987           38,282        38            --       --          --         --            --         --
  Issuance of Common Stock Upon
   Exercise of Warrants               216         0            --       --          --         --            --         --
 Net (Loss), Year Ended
  December 31, 1987                    --        --            --       --          --         --            --         --
                                  -------       ---       -------  -------     -------     ------       -------    -------

                                                         Deficit
                                                       Accumulated
                                        Capital         During the
                                     in Excess of      Development
                                       Par Value          Stage           Total
                                     ------------      -----------        -----

Balance, January 1, 1985                   36,397          (26,114)       10,329
 Shares Contributed Back
   to Company                                   0               --            --
 Capital Contribution                     200,555               --       200,555
 Sale of 12,166 Warrants at
  $1.50 Per Warrant                        18,250               --        18,250
 Shares Cancelled                               9               --            --
 Net (Loss), Year Ended
  December 31, 1985                            --         (252,070)     (252,070)
                                        ---------        ---------       -------
Balance, January 1, 1986                  255,211         (278,184)      (22,936
  Net (Loss), Year Ended
   December 31, 1986                           --          (10,365)      (10,365)
                                        ---------        ---------       -------
Balance, January 1, 1987                  255,211         (288,549)      (33,300)
  Issuance of Common Stock Upon
   Exercise of Warrants                    27,082               --        27,082
 Net (Loss), Year Ended
  December 31, 1987                            --          (45,389)      (45,389)
                                        ---------        ---------       -------


         See accompanying notes and independent accountants' report.
                                    F-7

                            MATERIAL TECHNOLOGY, INC.
                  (Formerly Tensiodyne Scientific Corporation)
                          (A Development Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
       FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997


                                     Class A Common       Class B Common      Class A Preferred Stock  Class B Preferred Stock
                                  -------------------   -------------------   -----------------------  -----------------------
                                    Shares                Shares                  Shares                   Shares
                                  Outstanding  Amount   Outstanding  Amount    Outstanding  Amount      Outstanding  Amount
                                  -----------  ------   -----------  ------    -----------  ------      -----------  ------
Balance, January 1, 1988             38,498        38          --        --          --         --            --         --
  Issuance of Common Stock
   Sale of Stock (Unaudited)          2,544         3          --        --          --         --            --         --
   Services Rendered (Unaudited)      3,179         3          --        --          --         --            --         --
  Net (Loss), Year Ended
  December 31, 1988 (Unaudited)                    --          --        --          --         --            --         --
                                    -------       ---     -------   -------     -------    -------       -------    -------
Balance, January 1, 1989
   (Unaudited),                      44,221        44          --        --          --         --            --         --
  Issuance of Common Stock
   Sale of Stock                      4,000         4          --        --          --         --            --         --
   Services Rendered                 36,000        36          --        --          --         --            --         --
  Net (Loss), Year Ended
   December 31, 1989                     --        --          --        --          --         --            --         --
                                    -------       ---     -------   -------     -------    -------       -------    -------
Balance, January 1, 1990             84,221        84          --        --          --         --            --         --
  Issuance of Common Stock
   Sale of Stock                      2,370         2          --        --          --         --            --         --
   Services Rendered                  6,480         7          --        --          --         --            --         --
  Net Income, Year Ended
   December 31, 1990                     --        --          --        --          --         --            --         --
                                    -------       ---     -------   -------     -------    -------       -------    -------
                                                         Deficit
                                                       Accumulated
                                        Capital         During the
                                     in Excess of      Development
                                       Par Value          Stage           Total
                                     ------------      -----------        -----

Balance, January 1, 1988                  282,293         (333,938)      (51,607)
  Issuance of Common Stock
   Sale of Stock (Unaudited)              101,749               --       101,752
   Services Rendered (Unaudited)--         70,597                         70,600
  Net (Loss), Year Ended
  December 31, 1988 (Unaudited)                           (142,335)     (142,335)
                                        ---------        ---------       -------
Balance, January 1, 1989
   (Unaudited),                           454,639         (476,273)      (21,590)
  Issuance of Common Stock
   Sale of Stock                            1,996               --         2,000

   Services Rendered                       17,964               --        18,000
  Net (Loss), Year Ended
   December 31, 1989                           --          (31,945)      (31,945)
                                        ---------        ---------       -------
Balance, January 1, 1990                  474,599         (508,218)      (33,535)
  Issuance of Common Stock
   Sale of Stock                           59,248               --        59,250
   Services Rendered                       32,393               --        32,400
  Net Income, Year Ended
   December 31, 1990                           --          133,894       133,894
                                        ---------        ---------       -------



          See accompanying notes and independent accountants' report.
                                     F-8

                            MATERIAL TECHNOLOGY, INC.
                   (Formerly Tensiodyne Scientific Corporation)
                         (A Development Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
       FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997

                                       Class A Common        Class B Common      Class A Preferred Stock  Class B Preferred Stock
                                     -------------------   -------------------   -----------------------  -----------------------
                                       Shares                Shares                  Shares                   Shares
                                     Outstanding  Amount   Outstanding  Amount    Outstanding  Amount      Outstanding  Amount
                                     -----------  ------   -----------  ------    -----------  ------      -----------  ------
Balance January 1, 1991 as Restated     93,071        93          --       --            --        --            --         --
  Issuance of Common Stock
   Sale of Stock                           647         1          --       --       350,000       350            --         --
   Services Rendered                     4,371         4          --       --            --        --            --         --
   Conversion of Warrants                   30        --
   Conversion of Stock                  (6,000)       (6)     60,000       60            --        --            --         --
  Net (Loss), Year Ended
   December 31, 1991                        --        --          --       --            --        --            --         --
                                       -------       ---      ------      ---       -------   -------       -------    -------
Balance January 1, 1992                 92,119        92      60,000       60       350,000       350            --         --
  Issuance of Common Stock
   Sale of Stock                        20,000        20          --       --            --        --            --         --
   Services Rendered                     5,400         5          --       --            --        --            --         --
   Conversion of Warrants                6,000         6          --       --            --        --            --         --
   Sale of Class B Stock                    --        --      60,000       60            --        --            --         --
  Issuance of Stock to
    Unconsolidated Subsidiary            4,751         5          --       --            --        --            --         --
  Conversion of Stock                    6,000         6     (60,000)     (60)           --        --            --         --
  Cancellation of Shares                (6,650)       (7)         --       --            --        --            --         --
  Net (Loss), Year Ended
   December 31, 1992                        --        --          --       --            --        --            --         --
                                     ---------     -----     -------  -------       -------   -------       -------    -------
                                                         Deficit
                                                       Accumulated
                                        Capital         During the
                                     in Excess of      Development
                                       Par Value          Stage           Total
                                     ------------      -----------        -----
Balance January 1, 1991 as Restated       566,240         (374,324)      192,009
  Issuance of Common Stock
   Sale of Stock                          273,335               --       273,686
   Services Rendered                       64,880               --        64,884
   Conversion of Warrants                      --
   Conversion of Stock                         --               --            --
  Net (Loss), Year Ended
   December 31, 1991                           --         (346,316)     (346,314)
                                        ---------        ---------       -------
Balance January 1, 1992                   904,455         (720,640)      184,265
  Issuance of Common Stock
   Sale of Stock                           15,980               --        16,000
   Services Rendered                       15,515               --        15,520
   Conversion of Warrants                  14,994               --        15,000
   Sale of Class B Stock                   14,940               --        15,000
  Issuance of Stock to
    Unconsolidated Subsidiary              71,659               --        71,664
  Conversion of Stock                          --               --            --
  Cancellation of Shares                        7               --            --
  Net (Loss), Year Ended
   December 31, 1992                           --         (154,986)     (158,196)
                                        ---------        ---------       -------

           See accompanying notes and independent accountants' report.
                                     F-9

                           MATERIAL TECHNOLOGY, INC.
                (Formerly Tensiodyne Scientific Corporation)
                        (A Development Stage Company)
               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
     FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997

                                       Class A Common        Class B Common      Class A Preferred Stock  Class B Preferred Stock
                                     -------------------   -------------------   -----------------------  -----------------------
                                       Shares                Shares                  Shares                   Shares
                                     Outstanding  Amount   Outstanding  Amount    Outstanding  Amount      Outstanding   Amount
                                     -----------  ------   -----------  ------    -----------  ------      -----------   ------
Balance December 31, 1992              127,620       127       60,000       60       350,000      350             --         --
  Issuance of Common Stock
   Licensing Agreement                  12,500        13           --       --            --       --             --         --
   Services Rendered                    67,030        67           --       --            --       --             --         --
   Warrant Conversion                   56,000        56           --       --            --       --
  Cancellation of Shares               (31,700)      (32)          --       --            --       --             --         --
  Net (Loss) for Year Ended
    December 31, 1993 (Restated)            --        --           --       --            --       --             --         --
                                     ---------     -----      -------  -------       -------  -------        -------    -------
Balance December 31, 1993              231,449       231       60,000       60       350,000      350             --         --
                                     ---------     -----      -------  -------       -------  -------        -------    -------
                                                         Deficit
                                                       Accumulated
                                        Capital         During the
                                     in Excess of      Development
                                       Par Value          Stage
                                     ------------      -----------

Balance December 31, 1992               1,037,550         (875,626)
  Issuance of Common Stock
   Licensing Agreement                      6,237               --
   Services Rendered                       13,846               --
   Warrant Conversion                     304,943               --
  Cancellation of Shares                   (7,537)              --
  Net (Loss) for Year Ended
    December 31, 1993 (Restated)               --         (929,900)
                                        ---------        ---------
Balance December 31, 1993               1,355,039       (1,805,526)
                                        ---------        ---------

          See accompanying notes and independent accountants' report.
                                      F-10

                           MATERIAL TECHNOLOGY, INC.
                (Formerly Tensiodyne Scientific Corporation)
                         (A Development Stage Company)
               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
     FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997

                                                                                                               Redeemable
                                       Class A Common        Class B Common      Class A Preferred Stock  Class B Preferred Stock
                                     -------------------   -------------------   -----------------------  -----------------------
                                       Shares                Shares                  Shares                   Shares
                                     Outstanding  Amount   Outstanding  Amount    Outstanding  Amount      Outstanding   Amount
                                     -----------  ------   -----------  ------    -----------  ------      -----------   ------
Adjustment to Give Effect
  to Recapitalization on
  February 1, 1994                       30,818       31           --       --            --       --              --         --

   Issuance of Shares for
     Services Rendered                  223,000      223           --       --            --       --              --         --
   Sale of Stock                      1,486,112    1,486           --       --            --       --              15    150,000
   Issuance of Shares for
     the Modification of Agreements      34,000       34           --       --            --       --              --         --
   Net (Loss) for the Year
     Ended December 31, 1994 -               --       --           --       --            --       --              --         --
                                      ---------    -----      -------  -------       -------  -------         -------    -------
Balance - December 31, 1994           2,005,380    2,005       60,000       60       350,000      350              15    150,000

   Issuance of Common Stock
   in Consideration for
   Modification of Agreement            152,500      153           --       --            --       --              --         --

   Net (Loss) for the Year
     Ended December 31, 1995 -               --       --           --       --            --       --              --         --
                                      ---------    -----      -------  -------       -------  -------         -------    -------
Balance - December 31, 1995           2,157,880    2,157       60,000       60       350,000      350              15    150,000
                                      =========    =====      =======  =======       =======  =======         =======    =======
                                                         Deficit
                                                       Accumulated
                                        Capital         During the
                                     in Excess of      Development
                                       Par Value          Stage
                                     ------------      -----------
Adjustment to Give Effect
  to Recapitalization on
  February 1, 1994                        385,393               --

   Issuance of Shares for
     Services Rendered                         --               --
   Sale of Stock                           23,300               --
   Issuance of Shares for
     the Modification of Agreements           (34)              --
   Net (Loss) for the Year
     Ended December 31, 1994 -                 --         (377,063)
                                        ---------        ---------
Balance - December 31, 1994             1,763,698       (2,182,589)

   Issuance of Common Stock
   in Consideration for
   Modification of Agreement                   --               --

   Net (Loss) for the Year
     Ended December 31, 1995 -                 --         (197,546)
                                        ---------        ---------
Balance - December 31, 1995             1,763,698       (2,380,135)
                                       ==========       ==========

         See accompanying notes and independent accountants' report.
                                      F-11

                            MATERIAL TECHNOLOGY, INC.
                (Formerly Tensiodyne Scientific Corporation)
                         (A Development Stage Company)
               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
     FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997

                                                                                                               Redeemable
                                       Class A Common        Class B Common      Class A Preferred Stock  Class B Preferred Stock
                                     -------------------   -------------------   -----------------------  -----------------------
                                       Shares                Shares                  Shares                   Shares
                                     Outstanding  Amount   Outstanding  Amount    Outstanding  Amount      Outstanding   Amount
                                     -----------  ------   -----------  ------    -----------  ------      -----------   ------
   Issuance of Shares for
     Services Rendered                  164,666      165           --       --            --       --              --         --
   Sale of Stock                         70,000       70           --       --            --       --              --         --
   Issuance of Shares for
     the Modification of Agreements     250,000      250           --       --            --       --              --         --
   Cancellation of Shares Held
     in Treasury                        (62,000)     (62)          --       --            --       --              --         --
   Net (Loss) for the Year
     Ended December 31, 1996                 --       --           --       --            --       --              --         --
                                      ---------    -----      -------  -------       -------   ------         -------    -------
Balance - December 31, 1996           2,580,546    2,580       60,000       60       350,000      350              15    150,000


   Sale of Stock                        100,000      100           --       --            --       --              --         --
   Conversion of Indebtedness           800,000      800           --       --            --       --              --         --
   Class A Common Stock Issued
     in Cancellation of $372,000
     Accrued Wages Due Officer        1,049,454    1,050           --       --            --       --              --         --

                                                         Deficit
                                                       Accumulated
                                        Capital         During the
                                     in Excess of      Development
                                       Par Value          Stage
                                     ------------      -----------
   Issuance of Shares for
     Services Rendered                     16,301               --
   Sale of Stock                          173,970               --
   Issuance of Shares for
     the Modification of Agreements          (250)              --
   Cancellation of Shares Held
     in Treasury                         (154,538)              --
   Net (Loss) for the Year
     Ended December 31, 1996                   --         (450,734)
                                        ---------        ---------
Balance - December 31, 1996             1,799,181       (2,830,869)


   Sale of Stock                           99,900               --
   Conversion of Indebtedness             187,793               --
   Class A Common Stock Issued
     in Cancellation of $372,000
     Accrued Wages Due Officer            370,950               --



        See accompanying notes and independent accountants' report.
                                      F-12

                          MATERIAL TECHNOLOGY, INC.
                (Formerly Tensiodyne Scientific Corporation)
                        (A Development Stage Company)
               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
     FOR THE PERIOD OCTOBER 21, 1983 (INCEPTION) THROUGH MARCH 31, 1997

                                                                                                               Redeemable
                                       Class A Common        Class B Common      Class A Preferred Stock  Class B Preferred Stock
                                     -------------------   -------------------   -----------------------  -----------------------
                                       Shares                Shares                  Shares                   Shares
                                     Outstanding  Amount   Outstanding  Amount    Outstanding  Amount      Outstanding   Amount
                                     -----------  ------   -----------  ------    -----------  ------      -----------   ------
   Issuance of Shares for
     Services Rendered                   20,000        20          --        --          --         --            --            --
   Adjustment to Give Effect
     to Recapitalization on
     March 9, 1997                      450,000       450          --        --          --         --            --            --
   Net (Loss) for the Three
     Months Ended March 31, 1997             --        --          --        --          --         --            --            --
                                      ---------     -----     -------   -------     -------    -------       -------       -------
                                      5,000,000   $ 5,000      60,000     $  60     350,000     $  350            15     $ 150,000
                                      =========     =====     =======   =======     =======    =======       =======       =======
                                                         Deficit
                                                       Accumulated
                                        Capital         During the
                                     in Excess of      Development
                                       Par Value          Stage
                                     ------------      -----------
   Issuance of Shares for
     Services Rendered                      1,980               --
   Adjustment to Give Effect
     to Recapitalization on
     March 9, 1997                           (450)              --
   Net (Loss) for the Three
     Months Ended March 31, 1997               --          (81,959)
                                        ---------        ---------
                                     $  2,459,354    $  (2,912,828)
                                       ==========       ==========


          See accompanying notes and independent accountants' report.
                                     F-13

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                               STATEMENTS OF CASH FLOWS



                                                                                               For the          From Inception
                                                                                          Three Months Ended  (October 21, 1983)
                                                              December 31,                     March 31,            Through
                                                     1994         1995         1996        1996       1997        March 31, 1997
                                                  ----------  ------------  ---------  ----------  ----------  ----------------
                                                                                       (Unaudited) (Unaudited)    (Unaudited)

     NET CASH PROVIDED BY FINANCING ACTIVITIES  $   268,406  $   142,874  $  172,614  $    51,250  $  34,256 $     1,748,622
                                                  ----------  ------------  ---------  ----------  ----------  ----------------
NET INCREASE (DECREASE) IN CASH
      AND CASH EQUIVALENTS                           (7,035)       7,496      (3,648)      15,670      5,205           2,783
BEGINNING BALANCE  - CASH AND
      CASH EQUIVALENTS                                  765       (6,270)      1,226        1,226     (2,422)             --
                                                  ----------  ------------  ---------  ----------  ----------  ----------------
ENDING BALANCE  - CASH AND CASH
      EQUIVALENTS                               $    (6,270) $     1,226  $   (2,422)  $   16,896      2,783 $         2,783
                                                  ----------  ------------  ---------  ----------  ----------  ----------------
                                                  ----------  ------------  ---------  ----------  ----------  ----------------


SUPPLEMENTAL INFORMATION:

   A. Definition of Cash and Cash Equivalents

      For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

   B. During the periods from the date of inception (October 21, 1983) to December 31, 1995, there have been no cash payments for income taxes or interest.

      During 1996, the Company made interest payments totalling $2,000. There were no payments in 1996 for income taxes.

   C. Non Cash Investing and Financing Activities

     During 1994, the Company authorzed the issuance to certain directors and to members of its advisory board a total of 198,000 shares of its Class A Common Stock.

     Also in 1994, the Company authorized the issuance of 15,000 to unrelated third parties for services rendered to the Company and also authorized the issuance of 10,000 shares of Class A Common Stock to its president for past services.

     During 1995, the Company forgave $154,600 on an obligation due from the Company's President in consideration for the President returning 62,000 shares of the Company's Class A Common Stock to its treasury.

     During 1995, the Company also issued 152,500 shares of its Class A Common stock to third parties in consideration for the modification of certain agreements.

     During 1996, the Company issued 250,000 shares of its Class A Common stock in consideration for the cancellation of a 2.5% royalty interest in the Company's Fatigue Fuse

     During 1996, a unrelated third party assigned his interest in a $55,000 loan owed him by the Company to the Company's President.


                             See accompanying notes and accountants' report.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization

       Tensiodyne Scientific Corporation (the "Company") was organized on November 7, 1985, under the laws of the state of Delaware.

       On November 29, 1985, all of the Company's, outstanding stock was acquired by Tensiodyne Corporation (the "Parent"). The Company had little activity from its inception through 1992. In 1993, the Company received $385,424 in exchange for the issuance of 30,818 of the Company's common stock.

       On December 20, 1993, the Company entered into an agreement to distribute 262,267 of its Class A Common Stock, 60,000 shares of its Class B Common stock, and 350,000 shares of its Class A Preferred Convertible Stock to the existing shareholders of Tensiodyne Corporation. In exchange for the issuance of these shares, the Company received all of the assets and assumed all of the liabilities of the Parent. A schedule of the assets and liabilities acquired is as follows:

           Assets
           Cash                          $     765
           Loan Receivable
                - Officer                   10,205
           Property & Equipment
                at Net                     108,091
           Licensing Agreement and
                Patents                     26,634
           Notes Receivable                 19,974
           Other Assets                      2,189
                                        ----------
                                         $ 167,858
           Liabilities
           Accrued Expenses              $ (91,935)
           Accrued Salaries
                - Officer                 (108,000)
           Deposit Payable                 (10,000)
           Loans Payable                    (3,169)
           Note Payable on
                Licensing Agreement       (188,495)
                                         ---------
                                         $(401,599)
           Liabilities in Excess
           of Assets Transferred         $(233,741)
                                         ---------
                                         ---------

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 1 - organization (continued)

       For financial reporting purposes, the above transaction was treated as a recapitalization. Therefore, the assets and liabilities transferred have been recorded at historical cost.

       On January 30, 1994, the Company filed with the office of the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation whereby its capital structure was changed to provide for the authorization to issue 100,000,000 shares of Class A Common Stock, $.00l par value; 3,000,000 shares of Class B Common Stock, $.00l par value; and 10,000,000 shares of Class A Convertible Preferred Stock, $.00l par value.

       The Company authorized a 1 for 10 reverse stock split of its Class A common shares on June 22, 1994. All references to the Company's Class A Common Stock as reflected in the accompanying financial statements and notes have been restated to reflect the 1:10 reverse stock split.

       On July 19, 1994, the Company filed with the Secretary of State of Delaware, an amendment to its Certificate of Incorporation changing its name from Tensiodyne Scientific Corporation to Material Technology, Inc.

       The Company is in the development stage, as defined in FASB Statement 7, with its principal activity being research and development in the area of metal fatigue technology with the intent of future commercial application. The Company has not paid any dividends and dividends which may be paid in the future will depend on the financial requirements of the Company and other relevant factors.

Note 2 -  Summary of Significant Accounting Policies

       a.   Property and Equipment

                 The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting purposes and for income tax reporting purposes.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage company)
                            NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

       b. Intangible Assets

               Intangibles are amortized on the straight-line method over periods ranging from 5 to 20 years (see Note 4).

       c. Net Loss Per share

               Net loss per share is computed pursuant to SAD Topic l.B.2.

       d. Persuasiveness of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 3 - Realization of Assets

       The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses totaling $2,830,869 since its inception through December 31, 1996. These continuing losses are an indication that the Company may not be able to continue to operate.

       The Company anticipates that it needs approximately $5,000,000 in order to complete the development and marketing of its two products. Management believes the source of the $5,000,000 will be through government grants, sale of the Company's stock, entering into joint ventures, and or through the sale of royalty interests.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne scientific corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS


Note 4 - Intangibles

              Intangible assets consist of the following:

                            Period of         December 31,
                           Amortization       1995    1996
                           -------------    -------  -------
       Patent Costs          17 years     $ 28,494  $ 28,494
       organization costs     5 Years        9,076     9,076
       License Agreement     20 Years        6,250     6,250
       (See Note 7)                       --------  --------
                                            43,820    43,820
Less Accumulated Amortization              (21,162)  (23,151)
                                           --------  --------
                                          $ 22,658    20,669

       Amortization charged to operations for 1994, 1995, and 1996, were $1,988, $1,988 and $1,989, respectively.

Note 5 - Litigation settlement

       On October 26, .1992, the Company agreed to an out-of-court settlement resulting from improprieties by its chief Technical consultant, who was also an officer and director. The settlement resulted in a return from the individual of 5,650 shares of the Company's common stock, a return of 600 warrants to purchase 600 shares of common stock, and a promissory note for $50,000 secured by a mortgage interest on the individual's residence.

       The note is non-interest bearing and due and payable upon either the death of the individual's spouse or upon conveyance or attempted conveyance of any interest in the individual's residence. Interest has been imputed pursuant to AFD-21 at an annual rate of 8.5%. The balance of this note as of December 31, 1995, and 1996, was $23,661 and $25,753, respectively.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 5 - Litigation Settlement

       As of December 31, 1996, the note was in default due to the failure by the individual to maintain insurance on the property and to pay property taxes. The Company commenced foreclosure proceedings with a public foreclosure sale pending and scheduled for March 1997. Management estimates that the net amount the Company should receive on the sale of the property approximates the balance of the note as of December 31, 1996.

       Accrued interest credited to operations for the years 1994, 1995 and 1996 were $1,766, $1,929 and $2,091, respectively.

Note 6 - License Agreement

       The Company has entered into a license agreement with the University of Pennsylvania regarding the development and marketing of the Electrochemical Fatigue Sensor. The Sensor is designed to measure electrochemically the status of a structure without knowing the structure's past loading history. The Company is in the initial stage of developing the Sensor.

       Under the terms of the agreement the Company issued to the University 12,500 shares of its common stock and a 5% royalty on sales of the product. The Company valued the licensing agreement at $6,250. Under the terms of the agreement, the license terminates upon the expiration of the underlying patents, unless sooner terminated as provided in the agreement. The Company is amortizing the license over 20 years.

       In addition to entering into the licensing agreement, the Company also agreed to sponsor the development of the Sensor. Under the Sponsorship agreement, the Company agreed to reimburse the University development costs totaling approximately $200,000 which was to be paid in 18 monthly installments of $11,112. The research and development costs are recorded at present value, using an annual interest rate of 8.5%. At December 31, 1995, and 1996, the present value of this obligation was $188,494. The Company charged the full $188,494 to operations as research and development in 1993. The Company has not made any payments toward this obligation.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 6 - License Agreement (Continued)

       Pursuant to the terms of the agreement, the Company reimbursed the University in 1996, $10,000 for the cost it incurred in the prosecution and maintenance of its patents relating to the Electrochemical Fatigue Sensor.

       The Company and the University have agreed to modify the terms of the licensing agreement and related obligation. The terms of the modified agreements include an increase in the University's royalty to 7% of the sale of related products, the issuance of additional shares of the Company's Class A Common stock to equal 5% of the outstanding stock of the Company as of the effective date of the modified agreements, and to pay to the University 30% of any amounts raised by the Company in excess of $150,000 (excluding amounts received on government grants or contracts) up to the amount owed to the University.

Note 7 - Property and Equipment

       The following is a summary of property and equipment:

                                               December 31,
                                              1995          1996
                                              -------      -------

       Office Equipment                     $ 14,345     $ 14,345
       Remote Monitoring System               97,160       97,160
       Manufacturing Equipment               100,067      100,067
                                             -------     --------
                                             211,572      211,572
            Less: Accumulated
                   Depreciation             (110,614)    (113,556)
                                             --------     --------
                                            $100,958     $ 98,016
                                            --------     --------
                                            --------     --------

       Depreciation charged to operations was $3,567, $3,566 and $2,942 in 1994, 1995, and 1996, respectively. The useful lives of office and manufacturing equipment for the purpose of computing depreciation is five years.

       The Company's equipment has been pledged as collateral on the note payable to Advanced Technology Center (See Note 10(b)).

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 7 - Property and Equipment (Continued)

       The Company has entered into an agreement dated April 1,1993, with the University of Pennsylvania acting through the Laboratory for Research on the Structure of Matter ("LRSM") to loan certain manufacturing equipment to the LRSM for instructional and research related purposes for a period of 5 years, beginning December 1, 1992, and ending December 1, 1997. Upon expiration of the five year period, LRSM may retain the right to borrow the equipment for another 5 year period.
       In exchange for loaning the equipment to LRSM, the Company receives substantial testing from LRSM which aides the Company in the development of the Fatigue Fuse. Upon the expiration of the second five year period, LRSM has the option to purchase the equipment at its fair market value then prevailing.

       Under the terms of the agreement, LRSM shall perform 1,200 hours of research and testing of materials to be used in conjunction with the Fatigue Fuse.

Note 8 - Notes Payable

       On May 27, 1994, the Company borrowed $25,000 from Mr. Sherman Baker, a current shareholder. The loan is evidenced by a promissory note which is assessed interest at major bank prime rate. The principal and all accrued interest is fully due and payable in 2 years, but the Company is required to pay-off the loan and accrued interest in full from the proceeds of any independent financing.

       As additional consideration for the loan, the Company granted to Mr. Baker, a 1% royalty interest in the Fatigue Fuse and a .5% royalty interest in the Electrochemical Fatigue Sensor. The Company has not placed a value on the royalty interest granted. The balance due on this loan as of December 31, 1995, and 1996, was $29,270 and $32,459, respectively.

       The Company did not pay any amounts due on this note when it matured on May 26, 1996, and the note is in default.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage company)
                            NOTES TO FINANCIAL STATEMENTS

Note 8 - Notes Payable (continued)

       In addition, the Company borrowed an additional $58,000 from Mr. Baker in 1995. Under the terms of the loan agreement, interest accrues on this loan at the prime lending rate of Mellon Bank NA, and is fully payable with accrued interest on June 11, 2000. At the option of Mr. Baker, he can convert the balance due at any time into approximately 280,000 shares of the Company's Class A Common stock. The balance due on this note as of December 31, 1995, and 1996 was approximately $60,829 and $65,893, respectively.

       In October 1997, the Company borrowed $25,000 from an unrelated third party. Under the terms of the loan agreement, interest accrues on this loan at an annual interest rate of 10% and matures on October 15, 1998. The loan is convertible at any time prior to payoff at the option of the payee into 25,000 shares of the Company's Class A Common Stock. Interest charged to operations on this loan in 1996 amounted to approximately $527.

Note 9 - Income Taxes

       Income taxes are provided based on earnings reported for financial statement purposes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 ("FASB 109"). The provision for income taxes differs from the amounts currently payable because of timing differences in the recognition of certain income and expense items for financial and tax reporting purposes.

       FASB 109 uses the asset and liability method to account for income taxes which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities.

       An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 9 - Income Taxes (continued)

       For income tax purposes, the Company has approximately $413,000 in net operating losses available to offset future income through the year 2011, however, the actual losses which may used in future years could be limited due to recapitalization or other factors.

Note 10 - Commitments and Contingencies

       The Company's commitments and contingencies are as follows:

       a. On December 24, 1985, in order to provide funding for research and development related to the Fatigue Fuse, the Company entered into various agreements with the Tensiodyne 1985-I R & D Partnership. These agreements were amended on October 9, 1989, and under the revised terms, the Company is obligated to pay the Partnership a royalty of 10% of future gross sales. The Company's obligation to the partnership is limited to the capital contributed to it by its partners in the amount of approximately $912,500 and accrued interest.

       b. On August 30, 1986, the Company entered into a funding agreement with the Advanced Technology Center ("ATC"), whereby ATC paid $45,000 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sub-licensing revenue. The royalty is limited to the $45,000 plus an 11% annual rate of return. At December 31, 1995, and 1996, the future royalty commitment was limited to $107,510 and $119,336, respectively.

           The payment of future royalties is secured by equipment used by the Company in the development of technology as specified in the funding agreement.

       c. On May 4, 1987, the Company entered into a funding agreement with ATC, whereby ATC provided $63,775 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenues. The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 10 - Commitments and Contingencies (Continued)

         At December 31, 1995, and 1996, the total future royalty commitments, including the accumulated 26% annual rate of return, was limited to approximately $440,265, and $554,734, respectively. The future royalties are secured by the Company's patents, products, and accounts receivable, which may be related to technology developed with the funding.

    d. In 1994, the Company issued to variety Investments, Ltd. of Vancouver, Canada ("Variety"), a 22.5% royalty interest on the Fatigue Fuse in consideration for the cancellation of cash advances made to the Company by Variety.

         In December 1996, in exchange for the issuance by the Company of 250,000 shares of its Class A Common stock, Variety reduced its royalty interest to 20%.

    e. Under an agreement which was effective February 2, 1994, Tensiodyne Corporation, the Company's former parent, was obligated to provide $5,100,000 in financing to the Company.

         During 1994, the Company received $150,000 under this agreement in exchange for the issuance of 7,560 shares of its Class A common stock and 15 shares of its Redeemable Class B Preferred Stock. The $150,000 has been classified for financial purposes as Redeemable Preferred Stock.

         The Shareholders of the preferred stock have the right of redemption at $10,000 per share, if the preferred shares are not redeemed by the Company within 10 years of issuance.

         Dividends are payable on the preferred shares to the same extent as aggregate dividends on the number of shares of common stock equal to 30% of shares of the Company's common stock outstanding on the closing date. The holders of the preferred shares will be allowed to elect a director of the Company.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 10 - Commitments and Contingencies (continued)

         Tensiodyne was not able to fund the full amount of its obligation to the Company and on November 22, 1994, the Company filed suit against Tensiodyne for breach of contract. On March 28, 1995, a settlement agreement was entered into whereby Tensiodyne issued to the Company 6,375,000 shares of its Common Stock. The proceeds received from the sale of these shares will be used to reduce Tensiodyne's obligation to pay the remaining balance owing of $4,950,000 and accrued interest which is assessed under the settlement agreement at 7% per annum.

         The Company also received upon the signing of the settlement agreement 250,000 shares of Tensiodyne common stock.

         Management believes that Tensiodyne has insufficient capital to meet its obligation to pay any of the amounts owed and the Company will have to rely on the proceeds it receives through the sale of the Tensiodyne shares to reduce the amount due.

         The shares received are subject to restrictions imposed under SEC Rule
         144. Based upon these restrictions and the limited market in which to sell the Tensiodyne stock, it is impractical to estimate the full value of the obligation owed the Company by Tensiodyne.

         On December 30, 1996, an agreement was entered into whereby Tensiodyne agreed to exchange the 15 shares of Redeemable Class B Preferred Stock it currently owns for 15 shares of Redeemable Class B Preferred Stock of the Company's subsidiary. The rights of the new issuance will be the same as the rights of the shares exchanged except the shares in the Subsidiary will be redeemable two years earlier on January 31, 2002. In consideration for the exchange, the Company paid Tensiodyne $5,000.

         The exchange was made in view of the fact that the Company has entered into an agreement with an unrelated third party to reverse merge with this party and to transfer to the subsidiary the Company's current operations including all of its assets and liabilities. (See Note 15, "Subsequent Events").

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 10 - Commitments and Contingencies (continued)

    f. The Company entered into an agreement with an unrelated third party for providing the idea of pursuing a government contract for the funding of the development of the Company's technologies, under which he would receive a number of the Company's Class A Common Stock equal to 2.5% of the number of shares outstanding as of the date a government contract is signed, 15% of the amount of the government contract, and an appointment to the Company's Board of Directors. Funds due him will be paid only when such funds become available to the Company.

         The Company's obligation is created on the date the government contract is signed. Under the agreement with this individual, the amounts due will be evidenced by a promissory note bearing interest at major bank prime.

         Interest accrues nine months after the government contract is executed, and is payable quarterly. The principal balance and any accrued interest is paid through funds raised or earned by the Company. The Company is obligated to pay 12.5% of the first $l,000,0000 earned or raised and 15% of any amount in excess of the $1,000,000.

         The Agreement contains anti-dilution provisions relating to the shares to be issued which expire once $50,000 is paid. The Company's obligation to have this person as a Director expires once all amounts due are paid. The contingent amount due has been personally guaranteed by the Company's President and is secured by the Company's patents. The personal guarantee expires upon the individual receiving $100,000.

    g. As discussed in Note 8, the Company granted a 1% royalty interest in the Company's Fatigue Fuse and a .5% royalty interest in its Electrochemical Fatigue sensor to Mr. Sherman Baker as part consideration on a $25,000 loan made by Mr. Baker to the Company.

    A summary of royalty interests which the Company has granted and are outstanding as of December 31, 1996, follows:

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 10 - Commitments and contingencies (Continued)

                                                 Fatigue Fatigue
                                                 Fuse      Sensor
                                                 ------    -------
         Tensiodyne 1985-1 R&D Partnership           --*      --
         Advanced Technology Center
              Future Gross sales                     -- *     --
              Sublicensing Fees                      -- **    --
         Variety Investments, Ltd.               20.00%       --
         University of Pennsylvania
              Net Sales of Licensed Products      7.00%
              Net sales of services 2.50%         2.50%
         Sherman Baker 1.00% 0.50%                1.00%     0.50%
                                                 -------   ------
                                                 21.00%    10.00%


    * Royalties limited to specific rates of return as discussed in Note 10(a) and (c) above.

    ** The Company granted 12% royalties on sales from sublicensing. These royalties are also limited to specific rates of return as discussed in
         Note 11(c) above.

Note 11 - Investments

    The Company through a settlement with Tensiodyne Corporation received 6,625,000 of Class A Common Stock of Tensiodyne Corporation. These shares are restricted and subject to Rule 144 of the Securities and Exchange Act. During 1996, the Company received approximately $17,750 through the sale of 50,000 shares of Tensiodyne Corporation stock.

    As of December 31, 1996, of the remaining 6,575,000 shares owned by the Company, approximately 690,000 shares were free trading. The Company is accounting for the free trading shares pursuant to FASB Statement 115. The 690,000 shares were valued at their market value using the price as quoted at December 31, 1996, of $.08 per share. The Company has classified these shares as available for sale and the unrealized gain on these shares at December 31, 1996, amounting to $55,200 has been classified to stockholders' deficit.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 12 - Stockholders' Equity

    a.   Warrants

         On August 10, 1994, the Company granted 994,500 Class A Warrants to Mr. Robert Bernstein, 170,000 Class A Warrants to Mr. Joel Freedman, and 535,500 Class A Warrants to certain preferred shareholders. Each Class A Warrant entitles the registered holder to purchase one share of Class A Common Stock of the Company for $.50. On December 15, 1995, the Company's Board of Directors extended the expiration date of the Warrants from August 22, 1996 to August 22, 1999.

         At the date of grant, the exercise price was greater than market value, therefore, no compensation costs were recognized.

    b.   Class A Common stock

         The holders of the Company's Class A Common stock are entitled to one vote per share of common stock held.

    c.   Class B Common stock

         The holders of the Company's Class B Common stock are not entitled to dividends, nor are they entitled to participate in any proceeds in the event of a liquidation of the Company. However, the holders are entitled to 200 votes for each share of Class B Common held.

    d.   Class A Preferred stock

         During 1991, the Company sold to a group of 15 individuals 2,585 shares of $100 par value preferred stock and warrants to purchase 2,000 shares of common stock for a total consideration of $258,500.

         In the Company's spin off, these shares were exchanged for 350,000 shares of the Company's Class A Convertible Preferred Stock and 300,000 shares of its Class A common Stock.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 12 - Stockholders' Equity (Continued)

         The holders of these shares have a liquidation preference to receive out of assets of the Company, an amount equal to $.72 per share. Such amounts shall be paid upon all outstanding shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the Shares as to dividends or assets.

         These shares are convertible to shares of the Company's common stock at a conversion price of $ .72 ("initial conversion price") which will be adjusted depending upon the occurrence of certain events. The holders of these preferred shares shall have the right to vote and cast that number of votes which the holder would have been entitled to cast had such holder converted the shares immediately prior to the record date for such vote.

         The holders of these shares shall participate in all dividends declared and paid with respect to the Common Stock to the same extent had such holder converted the shares immediately prior to the record date for such dividend.

    e.   Redeemable Preferred stock

         The Company has authorized a class of 10,000,000 shares of preferred stock ($.001 par value) of which 510 shares have been designated Class B Preferred Shares.

         The holders of these shares have a liquidation preference to receive out of assets of the Company, an amount equal to $10,000 per share. Such amounts shall be paid upon all outstanding shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the shares as to dividends or assets.

         The holders of these preferred shares shall have the right to vote and cast one vote per share on all matters on which the holders of common stock have the right to vote. The holders of these shares shall be entitled by class to vote to elect one member of the board of

                              MATERIAL TECHNOLOGY, INC.
                     Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 12 - Stockholders' Equity (Continued)

         directors and to vote as a class to remove any director so elected. The holders of these shares shall participate in all cash dividends declared and paid with respect to the Common Stock based upon a set formula as defined in the Company's Class B Preferred stock Certificate of Designation.

         These shares may be redeemed at the option of the Corporation at any time upon the payment of $10,000 per share, plus any unpaid dividend to which the holders are entitled. The shares shall be redeemed at the option of the holders thereof at any time after January 31, 2002.

Note 13 - Transactions With Management

    a. On December 10, 1992 The Company issued to Mr. Robert M. Bernstein, the President of the Company, 60,000 shares of the Company's Class B common stock. In exchange for the stock, Mr. Bernstein executed a five year non-interest bearing note for $15,000. The Note is non-recourse as the only security pledged for the obligation was the stock purchased.

    b. During 1993, Mr. Bernstein exercised warrants to purchase 56,000 shares of the Company's Class A common stock. Pursuant to the resolution on April 12, 1993, adjusting the per share amount from $10.00 to $2.50, Mr. Bernstein paid $560 and executed two five year non-interest bearing notes to the Company for $124,500 and $14,940. The Note is non-recourse as the only security pledged for the obligation was the stock purchased.

    c. On February 28, 1994, the Company authorized the issuance of 10,000 shares of Class A Common Stock to Mr. Bernstein for past services.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 13 - Transactions With Management (continued)

    d. In March 1994, Mr. Bernstein advanced the Company $48,750 of which $12,000 was canceled in exchange for the issuance of 1,200,000 shares of the Company's Class A Common Stock. Of these shares purchased, Mr. Bernstein sold 420,000 shares for $4,200 to Joel Freedman and certain preferred shareholders.

    f. In 1995, the Company's Board of Directors amended the Company's by-laws increasing the number of Directors from 2 to 3, and establishing an advisory board consisting of 7 people.

         The Company authorized the issuance of 58,000 shares of its Class A Common stock to the new board member and authorized the issuance of 20,000 shares of its Class A Common Stock to each member of the advisory board. Each member must serve on the advisory board for at least 2 years or will have to return the issued shares back to the Company.

    g. In 1994, the president and a director of the Company purchased 278,550 shares of the Company's class A common stock for $2,786.

    h. On June 12, 1995, $108,000 of the total advances made by the Company's President to the Company was converted into an interest bearing loan. The loan is assessed interest at Mellon Bank, NA prime lending rate and is convertible into 520,000 shares of the Company's Class A Common stock on a pro rata basis. The loan matures in five years and the conversion of the $108,000 or any portion thereof can occur any time prior to maturity.

    i. During 1996, the Company's President made advances to the Company totaling approximately $43,250. During 1996, the Company paid back to the President approximately $64,676.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development stage Company)
                            NOTES TO FINANCIAL STATEMENTS

Note 13 - Transactions with Management (continued)

         During 1996, a loan owed by the Company to an unrelated third party in the amount of $55,000 was assigned to the Company's President. The total amounts owed the President of the Company as of December 31, 1995, and 1996, amounted to $136,540 and $179,544, respectively. The amount of accrued interest charged to operations on the President's loans were $5,268 in 1995, and $9,430 in 1996.

    j. During 1996, the Company issued 62,000 shares of the Company's Class A common Stock to the President for services.

Note 14 - Stock Option Plan

    a. In January 1996, the Company registered with the Securities Exchange Commission its 1996 stock option Plan. The plan was formed to encourage ownership of the Common Stock of the Company by key employees, advisors, consultants, and officers providing service to the Company. 120,000 shares of Class A Common Stock are reserved under the plan. The option price will be determined by a Committee appointed by the Company's Board of Directors. In the case of Incentive stock options granted to an Optionee who owns more than 10% of the Company's outstanding stock, the option price shall be at least 110% of the fair market value of a share of common stock at date of grant.

         During 1996, the Company received $174,040 through the issuance of 70,000 shares of the Company's Class A common Stock through the plan.

Note 15 - Subsequent Events

    a. In February 1997, the Company entered into an agreement with Montpilier Holding, Inc.("Montpilier")) and its wholly owned subsidiary SecurFone America, Inc. (91SecurFone"), and Robert M. Bernstein, the Company's president. Under the terms of the agreement, the Company

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific Corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS


Note 15 - Subsequent Events (continued)

         will sell 4,500,000 shares of authorized but unissued shares comprising 90% of the outstanding stock at the date of closing to Montpilier (adjusted for a 1:10 reverse stock split) in exchange for 3,000 shares of SecurFone's common stock, which constitutes 100% of the SecurFone's outstanding shares as of the closing date. In addition, Montpilier agrees to reimburse the Company for its expenses in an amount equal to $120,000.

         The $120,000 expense reimbursement will be paid to the subsidiary upon the effective date of the registration statement ("Closing Date").
         The $120,000 is paid in three installments with the first installment amounting to $70,000 being due on the closing. The second installment of $25,000 is due 30 days after closing, and the third installment of $25,000 is due 75 days of closing. The second and third installments will be evidenced by a non-interest bearing promissory secured by the shares of the subsidiary owned by the Company.

         Under the terms of the agreement, the Company will transfer its current operations, including all of its assets and liabilities to a wholly owned subsidiary which was formed on March 7, 1997, in exchange for receiving 5,560,000 shares of the subsidiary's common stock. Of these shares, approximately 5,000,000 shares will be distributed to the Company's current shareholders.

         In connection with the above transaction, the Company authorized the issuance of 520,000 shares of its Class A Common Stock to Mr. Bernstein in exchange for the convertible note issued to him; the issuance of 60,000 shares of Class B Common of the subsidiary in exchange for the cancellation of the 60,000 shares of Class B Common Stock currently owned by him; the issuance of 280,000 shares of the Company's Class A Common stock to Mr. Baker in exchange for the convertible note issued to him; the authorization to enter into an agreement with the holders of the Company's class A Preferred stock to exchange these shares, which will be canceled, for class A Preferred Stock of the Company's subsidiary; and the issuance of 20,000 shares of the Company's Class A Common Stock as partial payment to the Company's legal counsel

         In addition, in consideration for the cancellation of $372,000 in accrued salary, Mr. Bernstein will receive 1,049,454 of Class A Common Stock of the Company and $450,000 shares of Class A Common Stock of the subsidiary. The issuance of these shares are issued subject to certain restrictions and forfeiture.

                              MATERIAL TECHNOLOGY, INC.
                     (Formerly Tensiodyne Scientific corporation)
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS


Note 15 - Subsequent Events (continued)

         for services rendered in relation to the above transaction and related matters. Robert M. Bernstein has agreed to assign any accrued salaries owed him by the Company to the Subsidiary.

         In connection with the above transaction, the Company entered into a consulting agreement with Mr. Bernstein. Under the terms of this agreement, Mr. Bernstein has agreed to act as a consultant to the Company for a period of 18 months beginning upon the effective date of the registration statement. In consideration for his services, Mr. Bernstein will receive $5,000 and will receive stock options entitling him to purchase Class A Common stock of the Company equaling 7% of the sum of the total number of shares of any class of equity securities of the Company, that, during the five years following the closing, the Company registers on Form S-B and sells through Regulation S.

    b. On January 2, 1997, the Company authorized the issuance of 100,000 shares of Class A Common Stock through its 1996 Stock Option Plan at a price of $1.00 per share.

    c. During 1996, the Company entered into a teaming agreement with Southwest Research Institute ("SWRI") and the University of Pennsylvania. On February 25, 1997, the United States Air Force awarded the "Team" a $2,500,000 Phase I contract "to determine the feasibility of the [Company's Electrochemical Fatigue Sensor ("EFS")] to improve the United States Air Force capability to perform durability assessments of military aircraft, including both airframes and engines through the application of EFS to specific military aircraft alloys."

         The Company is a subcontractor to SWRI and its share of this award is approximately $550,000 which is required to be disbursed for specific purposes as defined in the subcontractor' 5 agreement.

                              MATERIAL TECHNOLOGY, INC.
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS



                       NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1. Summary of Accounting Policies

         In the opinion of the Company's Management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company as of March 31, 1997 and 1996, and the results of operations and cash flows for the three month periods then ended. The operating results of the Company on a quarterly basis may not be indicative of the operating results for the full year.


Note 2.  Investments

         As of March 31, 1997, of the remaining 6,575,000 shares of Tensiodyne Corporation Common Stock owned by the Company, approximately 690,000 shares were free trading and were valued at their market value using the price as quoted on the bulletin board at March 31, 1997, of $.02 per share. The Company has classified these shares as available for sale and the unrealized loss on these shares at March 31, 1997, amounting to $41,400 has been classified to stockholders' deficit.